EXHIBIT 4.7
TECHNOLOGY SOLUTIONS COMPANY
2006 Employment Inducement Award Plan
     1. Purposes of the Plan. The purposes of this 2006 Employment Inducement Award Plan (the “Plan”) are (a) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the participation of such recipients in the Company’s growth and success, (b) to advance the interests of the Company by providing a material inducement for the best available employees to join the Company, and (c) to motivate such persons to act in the long-term best interests of the Company’s stockholders. The Plan permits the grant of Nonstatutory Stock Options, Restricted Stock and Restricted Stock Units.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Administrator” means the Committee that shall be administering the Plan in accordance with Section 4 of the Plan.
          (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under state corporate laws, federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
          (c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock or Restricted Stock Units.
          (d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
          (e) “Change in Control” means the occurrence of any of the following events:
               (i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act, of 40% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust)

sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 2(e); provided, further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 40% or more of the Outstanding Common Stock or 40% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
               (ii) individuals who, as of the date this Plan is approved by the Board of Directors constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board of Directors; provided, that any individual who becomes a director of the Company subsequent to the date this Plan is approved by the Board of Directors whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors shall not be deemed a member of the Incumbent Board;
               (iii) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (a) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (b) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 40% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (c) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
               (iv) the consummation of a plan of complete liquidation or dissolution of the Company.
          (f) “Code” means the Internal Revenue Code of 1986, as amended.
          (g) “Committee” means a committee of Independent Directors appointed by the Board of Directors in accordance with Section 4 of the Plan. The Committee shall consist of two or more members of the Board of Directors, each of whom shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 and (ii) an “outside director” within the meaning of Section 162(m) of the Code. Initially, the Committee shall be the Compensation Committee of the Board of Directors.
          (h) “Common Stock” means the common stock, $0.01 par value per share, of the Company.
          (i) “Company” means Technology Solutions Company, a Delaware corporation.
          (j) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
          (k) “Director” means a member of the Company’s Board of Directors.
          (l) “Disability” means a condition which renders the individual unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not fewer than twelve (12) months.
          (m) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
               (iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator, consistent with any method which is considered reasonable for purposes of determinations of fair market value under Code Section 409A.
          (p) “Independent Director” means a Director who is not an Employee and who qualifies as an Independent Director under the applicable rules of NASDAQ Global Market (and/or the similar rules of any other stock exchange(s) on which the Company’s securities become publicly traded).
          (q) “Nonstatutory Stock Option” means an option not intended to qualify as an “incentive stock option” within the contemplation of Code Section 422.
          (r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.
          (s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations thereunder.
          (t) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.
          (u) “Optioned Stock” means the Common Stock subject to an Option.
          (v) “Optionee” means a Participant to whom an Option has been granted under the Plan which has not expired or been fully exercised or surrendered.
          (w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (x) “Participant” means the holder of an outstanding Award granted under the Plan.
          (y) “Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant of an Award of Restricted Stock or Restricted Stock Units, or (ii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of an Award of Performance Shares, of the shares of Common Stock subject to such award and/or of payment with respect to such award. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles. Such criteria and objectives may include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), operating income, operating income margin, return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than 90 days after the beginning of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed by Section 162(m) of the Code and the rules and regulations thereunder, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.
          (z) “Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to an Award of Performance Shares shall be measured.
          (aa) “Performance Share” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Restricted Stock, Restricted Stock Unit, or, in lieu of all or a portion thereof, the Fair Market Value of such Performance Share in cash.
          (bb) “Plan” means this 2006 Employment Inducement Award Plan.
          (cc) “Restricted Stock” means shares of Common Stock granted pursuant to Section 9 of the Plan that are subject to vesting.
          (dd) “Restricted Stock Units” means units representing rights to acquire shares of Common Stock granted pursuant to Section 9 of the Plan that are subject to vesting.
          (ee) “Restriction Period” shall mean any period designated by the Committee during which the Common Stock subject to an Award of Restricted Stock may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Award Agreement relating to such award.
          (ff) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
          (gg) “Section 16(b)” means Section 16(b) of the Exchange Act.
          (hh) “Service Provider” means an Employee, Director or Consultant.
          (ii) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.
          (jj) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code and also include partnerships, limited liability companies and other entities that are at least 30% owned by the Company.
     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is three hundred and seventy five thousand (375,000) Shares; provided, however, that in no event shall more than 25% of the Shares issuable under the Plan be granted pursuant to Awards with an exercise price or purchase price that is less than 100% of Fair Market Value on the date of grant. The Shares may be authorized, but unissued, or reacquired Common Stock.
          If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited back to or repurchased by the Company, the unpurchased Shares (or for Restricted Stock or Restricted Stock Units, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan.
          Subject to adjustment as provided in Section 12, the maximum number of Shares of Common Stock with respect to which an Award may be granted to a new Employee (other than a new executive officer) of the Company shall be (i) 50,000 Shares pursuant to an Option, (ii) 25,000 Shares pursuant to an Award of Restricted Stock and/or Restricted Stock Units, or (iii) a pro rata combination of the limits set forth under clauses (i) and (ii) if a combination of Options, Restricted Stock and Restricted Stock Units are granted. The Committee shall have the authority, in its discretion, to reduce the preceding limits to the extent required to make an Award compliant with Section 162(m) of the Code and the rules and regulations thereunder.
     4. Administration of the Plan.
          (a) Procedure.
               (i) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
               (ii) Plan Administration. The Plan shall be administered by the Company’s Compensation Committee of the Board of Directors.
               (b) Powers of the Administrator. Subject to the provisions of the Plan, and further subject to the requirements imposed under Section 162(m) of the Code and the rules and regulations thereunder in the case of an Award intended to be qualified performance-based compensation, the Administrator shall have the authority, in its discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the new Employees to whom Awards may be granted hereunder;
               (iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
               (iv) to approve forms of Award Agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise or purchase price, the time or times when Awards may be vested, exercised, purchased or granted (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions or repurchase rights, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto (including any Restriction Period or any Performance Measures to be satisfied or met as a condition to the grant or vesting of an Award of Restricted Stock or Restricted Stock Units), based in each case on such factors as the Administrator, in its sole discretion, shall determine;
               (vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan, including, but not limited to, a determination of a Participant’s date of termination with respect to any Award granted under the Plan;
               (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws, satisfying foreign securities law or achieving other foreign legal compliance objectives;
               (viii) to modify or amend each Award (subject to Section 14 of the Plan), including the discretionary authority to extend the post-termination vesting or exercisability of Awards longer than is otherwise provided for in the Plan;
               (ix) in accordance with Section 18 of the Plan, to allow or require Participants to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option or upon the vesting or earlier tax recognition of Restricted Stock or Restricted Stock Units that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld;
               (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and
               (xi) to make all other determinations deemed necessary or advisable for administering the Plan.
          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
     5. Eligibility.
          (a) General Eligibility. Awards may be granted only to Employees as a material inducement to entering into their initial employment with the Company; provided, however, that a former employee who is returning to the employ of the Company following a bona-fide period of non-employment by the Company may also receive an Award hereunder.
          (b) Leaves of Absence. The effect of leaves of absence on Award vesting, if any, shall be as set forth in the applicable Award Agreement.

     6. Limitations.
          (a) Each Option shall be designated in the Award Agreement as a Nonstatutory Stock Option.
          (b) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing their relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.
     7. Term of Plan. The Plan shall become effective upon the date of approval by the Board of Directors. The Plan shall continue in effect for a term of ten (10) years from the date upon which the Board of Directors approved the Plan.
     8. Stock Options.
          (a) Term of Option. The term of each Option shall be stated in the Award Agreement and shall be no more than ten (10) years from the date of grant.
          (b) Option Exercise Price, Waiting Period and Consideration.
               (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, with a minimum exercise price equal to the Fair Market Value of a Share on the date of grant.
               (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may become vested or be exercised and shall determine any conditions which must be satisfied before the Option may vest or be exercised.
               (iii) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration, subject to Applicable Laws, may consist entirely of:
                    (1) cash;
                    (2) check;
                    (3) other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
                    (4) consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, in its sole discretion;
                    (5) any combination of the foregoing methods of payment; or

                    (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
               (iv) Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.
               An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.
               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. An Option may not be exercised for a fraction of a Share.
               It is not intended that any Option be granted under terms or conditions which would constitute deferred compensation which is subject to Code Section 409A.
          (c) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall be forfeited immediately and shall thereupon revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate and be forfeited immediately, and the Shares covered by such Option shall revert to the Plan.
          (d) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the

Option shall remain exercisable for six (6) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall be forfeited immediately and shall thereupon revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate and shall be forfeited immediately, and the Shares covered by such Option shall thereupon revert to the Plan.
          (e) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested and exercisable on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
     9. Restricted Stock/Restricted Stock Units.
          (a) Grant of Restricted Stock/Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to new Employees as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock or Restricted Stock Unit award granted to any new Employee, (ii) whether the form of the award shall be Shares or units to acquire Shares (which latter shall be referred to herein as Restricted Stock Units), and (iii) the conditions that must be satisfied, including any Performance Measures, upon which is conditioned the grant or vesting of Restricted Stock or Restricted Stock Units. For Restricted Stock Units, each such unit shall be the equivalent of one Share of Common Stock for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Restricted Stock or Restricted Stock Units.
          (b) Terms and Conditions. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock and Restricted Stock Units granted under the Plan. Restricted Stock and Restricted Stock Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or unit is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Restricted Stock or and Restricted Stock Unit Agreement as a condition of the award. Any certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

          (c) Restricted Stock or Restricted Stock Unit Award Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided, however, that if the Restricted Stock or Restricted Stock Unit grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.
          (d) No Delayed Compensation. Under no circumstances will any award of Restricted Stock or Restricted Stock Units be designed to delay the federal, state, local or other taxation of the resulting compensation beyond the date as of which the award becomes vested.
     10. Change in Control. Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change in Control, the Board of Directors may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, electing that each outstanding Award shall be surrendered to the Company by the holder thereof, and that each such Award shall immediately be cancelled by the Company, and that the holder shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to:
               (i) in the case of an Option, the number of shares of Common Stock then subject to such Option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the Option; or
               (ii) in the case of an Award of Restricted Stock, Restricted Stock Units or Performance Shares, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control.
     The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.
     In the event of a Change in Control, the Board of Directors may, but shall not be required to, substitute for each share of Common Stock available under this Plan, whether or not then subject to an outstanding Award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an Option shall be proportionately adjusted by the Committee, such adjustments to be made in the case of outstanding Options without an increase in the aggregate purchase price.
     11. Limited Transferability of Awards. Except as otherwise specified in an individual Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant and otherwise only as expressly provided in this Plan and the Award Agreement.
     12. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding Award and the purchase price per security under each Option shall be proportionately adjusted by the Committee, such adjustments to be made in the case of outstanding Options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first the vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise price, if any, of such award.
     13. Award Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator as of which the Service Provider first obtains contingent rights under an Award. Notice of the determination shall be provided to each new Employee within a reasonable time after the date of such grant.
     14. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Committee may at any time amend, alter, suspend or terminate the Plan.
          (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     15. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
     16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     18. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an Award, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. An Award Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Shares (for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder has held for at least six months) having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Award Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder

     19. Code Section 409A. It is intended that the Awards made hereunder shall not constitute deferred compensation within the contemplation of Code Section 409A, and shall not thereafter be modified or administered in a way which would subject any Award to the punitive provisions of such Section. The Plan shall be construed and administered accordingly.
* * * * *

TECHNOLOGY SOLUTIONS COMPANY
2006 EMPLOYMENT INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
               Technology Solutions Company (the “Company”) hereby grants to                                          (the “Employee”) as of                                         , 2006 (the “Grant Date”), pursuant to the provisions of the Company’s 2006 Employment Incentive Award Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to                     shares of the Company’s Common Stock, $0.01 par value (“Stock”), upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.
               1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Employee shall accept this Agreement by executing it in the space provided below and returning it to the Company.
               2. Rights as a Stockholder. The Employee shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Employee becomes a stockholder of record with respect to such shares.
               3. Vesting of Shares Subject to Award.
               3.1 Vesting of Award. Except for the vesting of the Award upon a Change in Control as provided in Section 3.2 of this Agreement and Section 2(e) of the Plan, the Award shall vest as follows:
               (a) The Award shall vest on the first anniversary of the Grant Date with respect to one-third of the number of shares of Stock subject to the Award on the Grant Date, rounded up to the nearest whole share, provided the Employee remains in continuous employment with the Company through such anniversary date.
               (b) The Award shall vest on the second anniversary of the Grant Date with respect to one-third of the number of shares of Stock subject to the Award on the Grant Date, rounded down to the nearest whole share, provided that (i) the Employee remains in continuous employment with the Company through such anniversary date and (ii) the Company reports positive net income, within the meaning of U.S. Generally Accepted Accounting Principles, in its audited financial statements for the calendar year ending prior to such anniversary date.
               (c) The Award shall vest on the third anniversary of the Grant Date with respect to the remaining shares of Stock subject to the Award on the Grant Date, provided that (i) the Employee remains in continuous employment with the Company through such anniversary date and (ii) the Company reports positive net income, within the meaning of U.S.

Generally Accepted Accounting Principles, in its audited financial statements for the calendar year ending prior to such anniversary date.
               If the Employee’s employment by the Company terminates for any reason, the Employee shall forfeit all rights with respect to the shares of Stock which are not vested as of the effective date of the Employee’s termination of employment and such unvested portion of the Award shall be cancelled by the Company. If the Company fails to meet the performance objective set forth in Section 3.1(b) or 3.1(c), the shares of Stock that otherwise would have vested pursuant to such Section shall be forfeited and such portion of the Award shall be cancelled by the Company.
               3.2 Change in Control. Notwithstanding anything herein to the contrary, to the extent the Award remains outstanding upon a Change in Control, all conditions and restrictions relating to the continued performance of services and the attainment of performance goals set forth in Section 3.1 of this Agreement shall immediately lapse upon a Change in Control, and the Award shall thereupon become fully vested.
               4. Termination of Award. In the event that the Employee shall forfeit all or a portion of the shares of Stock subject to the Award, the Employee shall, upon the Company’s request, promptly return this Agreement to the Company for cancellation. Such cancellation shall be effective regardless of whether the Employee returns this Agreement.
               5. Additional Terms and Conditions of Award.
               5.1 Nontransferability of Award. The Award is not transferable by the Employee except by will or the laws of descent and distribution (or to a designated beneficiary in the event of the Employee’s death). The Award may not be pledged, mortgaged, hypothecated or otherwise encumbered and shall not be subject to the claims of creditors.
               5.2 Investment Representation. The Employee hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to the delivery to the Employee of any shares subject to the Award, the Employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board or any committee authorized by the Board shall in its sole discretion deem necessary or advisable. Unless covered by an effective registration statement filed with the U.S. Securities and Exchange Commission, all certificates representing shares of Stock acquired upon the vesting of the Award shall bear the following legend:
The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or transferred in the absence of such registration or exemption therefrom under said Act.
               5.3 Withholding Taxes. As a condition precedent to the delivery to the Employee of any shares of Stock subject to the Award, the Employee shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Employee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Employee, including the shares issuable pursuant to this Award.
               5.4 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Award shall be appropriately adjusted by the Committee in accordance with the Plan. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
               5.5 Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.
               5.6 Delivery of Certificates. Subject to Section 5.3, as soon as practicable after the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates issued in the Employee’s name (or such other name as is acceptable to the Company and designated in writing by the Employee) representing the number of vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 5.3.
               5.7 Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Employee give or be deemed to give the Employee any right to continued employment by the Company or any affiliate of the Company.

               5.8 Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
               5.9 Company to Reserve Shares. The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of it authorized but unissued shares of Stock, the full number of unvested shares subject to the Award from time to time.
               5.10 Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Employee hereby acknowledges receipt of a copy of the Plan.
               6. Miscellaneous Provisions.
               6.1 Meaning of Certain Terms. As used herein, the term “vest” shall mean no longer subject to forfeiture. As used herein, employment by the Company shall include employment by any Parent or Subsidiary of the Company.
               6.2 Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights under this Agreement or the Plan.
               6.3 Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing either (i) by actual delivery to the party entitled thereto, or (ii) by mailing in the U.S. mails to the last known address of the party entitled thereto, via certified or registered mail, return receipt requested. The notice shall be deemed to be received in case (i) on the date of its actual receipt by the party entitled thereto, and in case (ii) on the date of its mailing.
               6.4 Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflicts of laws.

               6.5 Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

TECHNOLOGY SOLUTIONS COMPANY

By:
.
Name:
Title:

Accepted this day of , 2006.

Employee

\

TECHNOLOGY SOLUTIONS COMPANY
2006 EMPLOYMENT INCENTIVE AWARD PLAN
INDUCEMENT STOCK OPTION AGREEMENT
     Technology Solutions Company, a Delaware corporation (the “Company”), hereby grants to the employee whose name appears below (the “Employee”), an option to purchase from the Company (the “Option”) such number of shares of its Common Stock, $0.01 par value (“Stock”), as set forth below, at the price per share set forth below, and subject to the other terms and conditions set forth herein and in Annex I hereto (“Annex I”). The Option is granted subject to the terms and conditions of the Company’s 2006 Employment Inducement Award Plan (the “Plan”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given them in Annex I or the Plan, as applicable. The Option shall become null and void unless the Employee shall accept this Agreement by executing it in the space provided and returning it to the Company.

Employee Name:

Number of Shares Subject to Option:

Exercise Price Per Share:

Exercise Provisions:

               (a) The Option shall become exercisable (i) on the first anniversary of the Option Date with respect to one-third of the number of shares subject to the Option on the Option Date, (ii) on the last day of each calendar month for 24 months thereafter, beginning the month following the first anniversary of the Option Date, with respect to an additional 1/36 of the number of shares subject to the Option on the Option Date, and (iii) as otherwise provided pursuant to paragraphs (b) through (g) of this Agreement or Section 10 of the Plan.
               (b) If, prior to the first anniversary of the Option Date, the Employee’s employment by the Company terminates for any reason whatsoever (including, without limitation, involuntary termination by the Company) other than death or Disability, the Option shall terminate in its entirety upon the effective date of Employee’s termination of employment.
               (c) If, on or after the first anniversary of the Option Date, the Employee’s employment by the Company terminates for any reason whatsoever (including, without limitation, involuntary termination by the Company) other than death, Disability, or Retirement, the Option shall remain exercisable with respect to the number of shares subject to the Option that are exercisable upon the effective date of the Employee’s termination of employment and may thereafter be exercised for a period of 90 days from the effective date of the Employee’s termination of employment or until the Expiration Date, whichever period is shorter, after which the Option shall terminate in its entirety.
               (d) If the Employee’s employment by the Company terminates by reason of the Employee’s death, the Option shall become exercisable as of the date of death with respect to any or all of the shares subject to the Option on the Option Date and may thereafter be exercised for a period of one year from the date of death or until the Expiration Date, whichever period is shorter, after which the Option shall terminate in its entirety.
               (e) If the Employee’s employment by the Company terminates by reason of the Employee’s Disability, the Option shall become exercisable with respect to any or all of the shares subject to the Option on the Option Date and may thereafter be exercised for a period of 90 days from the effective date of the Employee’s termination of employment or until the Expiration Date, whichever period is shorter, after which the Option shall terminate in its entirety. For purposes of this Agreement, “Disability” shall mean the inability of an individual to fully perform the duties pertaining to his or her employment for a continuous period in excess of 360 days, as determined by the Board in its sole discretion.
               (f) If the Employee’s employment by the Company terminates by reason of the Employee’s retirement after the Employee has completed five years of service as an Employee of the Company and is at least 55 years of age (“Retirement”), the Option shall remain exercisable with respect to the number of shares subject to the Option that are exercisable upon the effective date of Employee’s Retirement, and may thereafter be exercised for a period of two years from the effective date of the Employee’s Retirement or until the Expiration Date, whichever period is shorter, after which the Option shall terminate in its entirety.
               (g) If the Employee dies following the termination of the Employee’s employment by the Company, the Option shall be exercisable only to the extent that it is exercisable on the date of the Employee’s death and may thereafter be exercised only for that period of time for which the Option is exercisable immediately prior to the Employee’s death.
               General:
               A copy of the Plan is available upon request by contacting the Company’s Legal Department in the Chicago office. Employee acknowledges that the grant of the Option is an inducement material to the Employee’s entering into employment with the Company. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

               IN WITNESS WHEREOF, this Agreement has been executed this                      day of                                          , 20      (the “Option Date”).

Accepted and agreed this day of , 20

EMPLOYEE	TECHNOLOGY SOLUTIONS COMPANY

By:

Name:	Name: Title:

Annex I
to
Inducement Stock Option Agreement
               1. Meaning of Certain Terms. As used herein, the following terms shall have the meanings set forth below. “Board” shall mean the Board of Directors of the Company. “Securities Act” shall mean the Securities Act of 1933, as amended, together with the rules and regulations thereunder. References to this “Agreement,” the “Option” and “herein” shall be deemed to include the Inducement Stock Option Agreement and this Annex I to Inducement Stock Option Agreement taken as a whole. This Annex I and the Inducement Stock Option Agreement shall be deemed to be one and the same instrument. References herein to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.
               2. Time and Manner of Exercise of Option.
               2.1. Term and Termination of Option. The maximum term of the Option shall be the date which is 10 years after the Option Date (the “Expiration Date”). The Option shall terminate, to the extent not exercised or earlier terminated pursuant to the terms of this Agreement, on its Expiration Date. In no event may the Option be exercised, in whole or in part, after it terminates.
               2.2. Exercisability of Option. The Option shall become exercisable on the date or dates as set forth in this Agreement.
               2.3. Procedure for Exercise; Payment of Purchase Price. Subject to the limitations set forth in this Agreement, the Option may be exercised by delivery of written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price for such number of shares. The purchase price shall be payable either (A) in cash, (B) by delivery of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the Employee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B). The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and if the Employee is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Employee. No certificate representing Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

               3. Additional Terms and Conditions of Option.
               3.1. Nontransferability of Option. Neither the Option nor any right under this Agreement may be transferred by the Employee other than (i) by will or the laws of descent and distribution or (ii) to a Permitted Transferee, as hereinafter defined. During the Employee’s lifetime the Option is exercisable only by the Employee or a Permitted Transferee. Upon the Employee’s death, the Option may be exercised by the Employee’s successor in interest in accordance with the terms and conditions of this Agreement. Any other transfer or any attempted assignment, pledge or hypothecation, whether or not by operation of law, shall be void. The Option shall not be subject to execution, attachment or other process, and no person shall be entitled to exercise any rights of the Employee hereunder or possess any rights hereunder by virtue of any attempted execution, attachment or other process. For purposes of this Agreement, a “Permitted Transferee” shall mean (i) the Employee’s spouse, (ii) any of the Employee’s lineal descendants, (iii) a trust or similar arrangement of which such spouse, a lineal descendant of the Employee, or one or more of such persons are the only current beneficiaries, or (iv) a charitable organization described in Section 170(c) of the Code, provided that such transferee has entered into a written agreement with the Company authorizing the Company to withhold shares of Stock which would otherwise be delivered to such person upon an exercise of the Option to pay any federal, state, local or other taxes which may be required to be withheld or paid in connection with such exercise in the event that the Employee does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.
               3.2. Investment Representation. The Employee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act unless such purchase has been registered under the Securities Act or applicable state securities law; (b) any subsequent resale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in form satisfactory to counsel for the Company, to the effect that either representation (a) above is true and correct as of the date of purchase of any shares hereunder, or representation (b) above is true and correct as of the date of any resale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Employee shall comply with all regulations and requirements of regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Company shall in its sole discretion deem necessary or advisable. Unless covered by an effective registration statement filed with the U.S. Securities and Exchange Commission, all certificates representing shares of Stock acquired pursuant to the exercise of the Option shall bear the following legend:
The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933,

24

as amended. The shares may not be sold or transferred in the absence of such registration or exemption therefrom under said Act.
               3.3. Withholding Taxes. As a condition precedent to any exercise of the Option, the Employee shall, upon request by the Company, pay to the Company in addition to the purchase price of the Stock, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If the Employee shall fail to advance such Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any such Required Tax Payments from the amount to be paid hereunder, whether in Stock or in cash, or from any other amount then or thereafter payable by the Company to the Employee.
               3.4. Adjustments in the Event of Capitalization Changes. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security, shall be appropriately adjusted by the Committee in accordance with the Plan. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
               3.5. Compliance with Applicable Law. The Option is subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Stock delivered pursuant to the Option bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act.
               3.6. Indemnification. The Employee hereby covenants and agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents from and against any loss, claim, damage and expense (including, without limitation, reasonable attorneys’ fees) arising out of or based upon any breach or failure by the Employee to comply with any representation, warranty, covenant or agreement made by the Employee herein or in any other document furnished by the Employee in connection with this transaction.
               3.7. Delivery of Certificates. Upon the exercise of the Option in whole or in part, the Company shall deliver one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue

25

or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in paragraph 3.3.
               3.8. Option Confers No Rights as Stockholder. The Employee shall have no rights as a stockholder of the Company with respect to any shares of Stock or other equity security of the Company which is subject to the Option hereunder unless and until the Employee becomes a stockholder of record with respect to such shares of Stock or equity security.
               3.9. Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the Employee confer upon the Employee any right to continued employment by the Company or any of its subsidiaries or affiliates or affect in any manner the right of the Company or any of its subsidiaries or affiliates to terminate the employment of the Employee at any time without liability hereunder.
               3.10. Decisions of Committee. The Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Committee regarding this Agreement including any of the terms or conditions of the Plan that are incorporated herein by reference, shall be final, binding and conclusive.
               3.11. Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.
               4. Miscellaneous Provisions.
               4.1. Designation as Nonqualified Stock Option. The Option is hereby designated as not constituting an “incentive stock option” within the meaning of section 422A of the Code; this Agreement shall be interpreted and treated consistently with such designation.
               4.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights under this Agreement or the Plan.
               4.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing either (1) by actual delivery to the party entitled thereto, or (2) by mailing in the U.S. mails to the last known address of the party entitled thereto, via certified or registered mail, return receipt requested. The notice shall be deemed to be received in case (1) on the date of its actual receipt by the party entitled thereto, and in case (2) on the date of its mailing.

26

               4.4. Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflicts of laws.

27